UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2024

UNIVERSAL DISPLAY CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Pennsylvania	1-12031	23-2372688
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Phillips Boulevard, Ewing, NJ		08618
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (609) 671-0980

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	OLED	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 4, 2024, the Board of Directors (the "Board") of Universal Display Corporation (the “Company”) increased the number of directors constituting the Board to ten and elected Dr. Nigel Brown and Dr. Joan Lau to the Board, effective March 4, 2024, and determined that Dr. Brown and Dr. Lau each qualify as an “independent director” for purposes of the Nasdaq listing standards.

The compensation for Dr. Brown’s and Dr. Lau’s services as directors will be consistent with that of the Company’s other non-employee directors, as described in the Company’s annual proxy statement filed with the U.S. Securities and Exchange Commission on April 20, 2023. There are no arrangements or understandings between either Dr. Brown or Dr. Lau and any other persons pursuant to which Dr. Brown or Dr. Lau was selected as a director, and there are no transactions in which either Dr. Brown or Dr. Lau has an interest requiring disclosure under Item 404(a) of Regulation S-K. Neither Dr. Brown nor Dr. Lau has been named to any committee of the Board at this time.

On March 7, 2024, the Company issued a press release announcing Dr. Brown’s and Dr. Lau’s appointments. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release by the Registrant, dated March 7, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNIVERSAL DISPLAY CORPORATION

Date: March 7, 2024	By:	/s/ Brian Millard
Brian Millard
Vice President, Chief Financial Officer and Treasurer